Exhibit (s)
Calculation of Filing Fee Table
N-2
(Form Type)
Capital Southwest Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Common Stock, $0.25 par value	Rule 456(b) and Rule 457(r) (1)

Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.25 par value
Carry Forward Securities	Debt	Debt Securities
Carry Forward Securities (2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf(2)				$636,599,625			N-2	333-259455	October 29, 2021	$69,453.02

Total Offering Amount								N/A

Total Fees Previously Paid								N/A

Total Fee Offsets								N/A

Net Fee Due								$0.00

Exhibit (s)

(1)	In accordance with Rule 456(b) and Rule 457(r) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Capital Southwest Corporation (the “Registrant”) is deferring payment of all of the registration fees.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $636,599,625 of unsold securities of the Registrant that were previously registered on the Registrant’s Registration Statement on Form N-2 (File No. 333-259455) (the “Unsold Securities”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2021, as amended on October 27, 2021, and declared effective by the SEC on October 29, 2021 (the “Prior Registration Statement”). The Registrant previously paid a filing fee in the aggregate of $69,453.02 relating to the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

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